CONTACT:

Rodney B. Harrison	Van Negris / Lexi Terrero
Morton Industrial Group, Inc.	Van Negris & Company, Inc.
(309) 266-7176	(212) 759-0290 — info@vnegris.com
FOR IMMEDIATE RELEASE
Morton Industrial Group, Inc. Enters Into Memorandum of Understanding to Settle Lawsuit
MORTON, IL — August 10, 2006 — Morton Industrial Group, Inc. (OTC:BB:MGRP), which operates Morton Metalcraft Co., a leading metal fabrication supplier to large industrial original equipment manufacturers, announced today that it entered into a Memorandum of Understanding setting forth the terms of a proposed settlement with the named plaintiff of a purported class action lawsuit filed on March 27, 2006 that opposed the Company’s planned merger with an affiliate of Brazos Private Equity Partners, LLC. The proposed settlement is conditioned upon the execution of a definitive settlement agreement and court approval. Pursuant to the settlement, the termination fee payable by the Company in the event, among other things, the merger is not approved by the Company’s shareholders and the Company enters into certain alternative transactions has been reduced from $2.6 million to $1.7 million. In addition, the shares of common stock held by two officers of the Company will be excluded from the vote of the non-rollover shareholders required to approve the merger. Finally, pursuant to the settlement, the voting agreement between William D. Morton and Fred W. Broling, the sole member of the special committee that reviewed the proposed merger and provided a recommendation to the Company’s full board of directors, has been terminated. In connection with the settlement, the Company, MMC Precision Holdings Corp. and MMC Precision Merger Corp. have executed an amendment to the original agreement and plan of merger (originally announced by the Company on March 23, 2006) to incorporate the terms of the proposed settlement, and the Company has commenced the circulation to its shareholders of a supplement to the Company’s July 10, 2006 proxy statement. The Company’s special meeting of shareholders to vote upon the merger will be held on August 25, 2006.
In connection with the proposed merger, Morton Industrial Group, Inc. has filed definitive proxy materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY MATERIALS, INCLUDING THE SUPPLEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement, the supplement and other documents filed by Morton Industrial Group, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement, the supplement and such other documents may also be obtained for free from Morton Industrial Group, Inc.’s Web site at www.mortongroup.com under the Investor Relations tab or by directing such request to Morton Industrial Group Inc., Attention: Investor Relations, 1021 W. Birchwood, Morton, Illinois 61550.
About Morton Industrial Group, Inc.
Morton Industrial Group, Inc. (OTC: MGRP) is a highly respected contract fabrication supplier that has significant relationships with a diverse group of industrial original equipment manufacturers. Our products include a broad range of metal fabrications and assemblies for the Construction, Agricultural and Commercial capital goods industries. Our superior competitive strengths have resulted in strong, focused relationships with our prestigious customer base. We employ approximately 1,500 associates and our six manufacturing facilities are strategically located in the Midwestern, Southeastern and Northeastern United States in close proximity to our customers’ manufacturing and assembly facilities. Our principal customers include Caterpillar Inc., Deere & Co., Kubota Corporation and JLG Industries Inc.
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Morton Industrial Group, Inc.
August 10, 2006
Page Two
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words. The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others, the following: the loss of capital; the orders of our major customers; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the Securities and Exchange Commission. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward looking statements contained herein speak only of the Company’s expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the results of any revisions to any of the forward looking statements contained herein to reflect future events or developments.